UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2014

XOMA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-14710	52-2154066
(Commission File Number)	(IRS Employer Identification No.)

2910 Seventh Street, Berkeley, California	94710
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (510) 204-7200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On June 12, 2014, XOMA Corporation (the “Company”) entered into a registration rights agreement (the “Registration Rights Agreement”) with 667, L.P., Baker Brothers Life Sciences, L.P., and 14159, L.P. (the “Selling Stockholders”), relating to the offering and sale of up to 30,608,131 shares of the Company’s common stock, which shares include up to 7,575,759 shares of the Company’s common stock that may be issued upon the exercise of warrants, and all of which were originally purchased in several registered public offerings and on the open market by the Selling Stockholders.

Under the Registration Rights Agreement, the Company has agreed to file a registration statement on Form S-3 with the Securities and Exchange Commission, or SEC, within 30 days after demand by any of the Selling Stockholders, to register for resale the shares issued to the Selling Stockholders, including the shares issuable upon exercise of the warrants received by the Selling Stockholders. The Company is required to use its reasonable best efforts to cause the registration statement to become effective as promptly as practicable after filing, and to remain effective until the shares being registered have been sold or may be sold freely without limitations or restrictions as to volume or manner of sale pursuant to Rule 144.

The Registration Rights Agreement contains customary representations, warranties and agreements by the Company, customary indemnification obligations of the Company and the Selling Stockholders, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and other rights contained in the Registration Rights Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The Selling Stockholders are among entities controlled by Felix J. Baker and Julian C. Baker, which entities beneficially own approximately 26.8% of the Company’s outstanding common stock as of March 10, 2014, which includes warrants to purchase approximately 7.6 million shares of the Company’s common stock at an exercise price of $1.76 per share. On July 19, 2012, the Company’s Board of Directors elected Dr. Neu to serve on the Board of Directors. Dr. Neu is an employee of Baker Bros. Advisors LP, an entity controlled by Felix J. Baker and Julian C. Baker. Except for the ownership of the shares of common stock and Dr. Neu’s election to the Company’s Board of Directors, the Selling Stockholders have not had any material relationship with the Company or its affiliates.

A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the terms of the Registration Rights Agreement is qualified in its entirety by reference to such exhibit.

Item 9.01.	Exhibits.

4.1	Registration Rights Agreement dated June 12, 2014, by and among XOMA Corporation, 667, L.P., Baker Brothers Life Sciences, L.P., and 14159, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2014	XOMA CORPORATION

	By:	/s/ Fred Kurland
Fred Kurland
Vice President, Finance, Chief Financial Officer and Secretary

EXHIBIT INDEX

Number	Description

4.1	Registration Rights Agreement dated June 12, 2014, by and among XOMA Corporation, 667, L.P., Baker Brothers Life Sciences, L.P., and 14159, L.P.